Exhibit 3.1

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:16 PM 01/20/2016
FILED 12:16 PM 01/20/2016
SR 2016030126 - File Number 5942310

CERTIFICATE OF INCORPORATION

of

Autism Diagnostic Technologies, Inc.

FIRST: The name of this corporation is: Autism Diagnostic Technologies, Inc.

SECOND: The address of its registered office in the State of Delaware and the name of its registered agent is Agents and Corporations, Inc., 1201 Orange Street, Suite 600, Wilmington, New Castle County, Delaware 19801.

THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The corporation is authorized to issue 90,000,000 shares of Common Stock with a par value of $0.00001 and 10,000,000 shares of Preferred Stock with a par value of $0.00001. The voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such stock are stated in resolutions adopted by the Board of Directors.

FIFTH: The name and mailing address of the incorporator is: John L. Williams, 1201 Orange Street, Suite 600, Wilmington, Delaware 19801.

SIXTH: The corporation is to have perpetual existence.

SEVENTH: The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the corporation.

EIGHTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware; or (iv) for any transaction from which the director derived and improper personal benefit. This Article Eighth shall not eliminate or limit the liability of a director for any act or omission occurring prior to the date when this Article Eighth became effective.

I, the undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is my act and deed, and the facts therein stated are true and, accordingly, I have hereunto set my hand and seal this 19th day of January, 2016.

/s/ John L. Williams
John L. Williams, Incorporator

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION OF

Autism Diagnostic Technologies, Inc.

Autism Diagnostic Technologies, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of Autism Diagnostic Technologies, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “FIRST” so that, as amended said Article shall be and read as follows:

FIRST: The name of the corporation is: NeuroSpectrum Insights, Inc.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Autism Diagnostic Technologies, Inc. has caused this certificate to be signed by its Authorized Officer.

BY:	/s/ Joerg Klaube
Name:	Joerg Klaube
Authorized Officer

Date:	1/30/24